EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 103 to the Registration Statement (File Nos. 2-14677 and 811-859) (the “Registration Statement”) of Massachusetts Investors Growth Stock Fund (the “Registrant”), of my opinion dated March 28, 2018, appearing in Post-Effective Amendment No. 101 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on March 28, 2018.

BRIAN E. LANGENFELD
Brian E. Langenfeld
Vice President and Senior Counsel

Boston, Massachusetts

March 28, 2019